EXHIBIT 22
                                                                      ----------


                                                               EXECUTION VERSION


                         ASSIGNMENT AND PLEDGE AGREEMENT
                         -------------------------------

         THIS ASSIGNMENT AND PLEDGE AGREEMENT (this "AGREEMENT") dated as of December 17, 2003 is executed and delivered by each of the undersigned and the other persons that become party hereto (each, a "PLEDGOR" and, collectively, the "PLEDGORS") in favor of SUNTRUST BANK, as collateral agent (together with any successor appointed in accordance with Article VIII of the Credit Agreement (as herein defined), the "COLLATERAL AGENT") for the ratable benefit of the Lenders and the Agents under the Credit Agreement.


                                    RECITALS
                                    --------

         A. The Lenders have agreed to make loans in the aggregate principal amount of U.S. $100,000,000.00 (the "LOANS") to ARISON HOLDINGS (1998) LTD., a company organized under the laws of the State of Israel (the "BORROWER").

         B. The Loans are (i) evidenced by that certain Term Credit Agreement dated as of the date hereof by and among the Borrower, the Lenders named therein and SunTrust Bank, as Administrative Agent and Collateral Agent (the "CREDIT AGREEMENT"), as the same may be hereafter amended and (ii) guaranteed by the Guarantors (as such term is defined in that certain Guaranty of Payment and Performance dated as of the date hereof (the "GUARANTY")), as evidenced by the Guaranty.

         C. The Lenders have stated that they will not make the Loans solely upon the covenants of the Borrower under the Credit Agreement, but will require, as further collateral and security, a pledge of certain securities and other assets owned by the Pledgors and held in Accounts (as such term is defined below) maintained by Northern Trust Bank, FSB (the "INTERMEDIARY") and a pledge of cash and cash equivalents by the trustees of the 1997 Trust (as defined below) held in an account maintained by SunTrust Bank, as Collateral Agent and, in connection with such requirements: (i) the Pledgors have entered into a Custodial Account Control Agreement dated as of the date hereof (the "CONTROL AGREEMENT") by and among certain of the Pledgors, the Collateral Agent and the Intermediary, and (ii) the trustees of the 1997 Irrevocable Trust for Micky Arison (the "1997 TRUST") has entered into a Cash Collateral Agreement (the "CASH COLLATERAL AGREEMENT") dated as of the date hereof by and between the 1997 Trust and the Collateral Agent.

         D. The Collateral includes, among other things, shares of common stock of the Issuer owned by the Pledgors, which are "restricted" securities, as such term is used under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Lenders have stated that they will not accept such restricted securities as part of the Pledged Assets before the initial Borrowing unless the Transfer Agent Documents are in full force and effect (the "RESTRICTED SECURITY CONDITION") with respect to any such restricted securities.

         E. Each Pledgor is a shareholder of the Borrower or is controlled by a shareholder of the Borrower and will benefit from the issuance by the Lenders of the Loans and the transactions relating thereto.

         F. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, the sum of U.S. $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby duly acknowledged, and in order to be of material benefit and assistance to the Borrower and in order to induce the Lenders to make the Loans, each Pledgor agrees as follows:

         1.       DEFINITIONS AND RULES OF CONSTRUCTION.

                  (a)      DEFINITIONS. As used herein,

         "Accounts" means those certain securities accounts held with the Intermediary by and in the name of each Pledgor as more fully described on Schedule A attached hereto.

         "Affiliate Securities" means any securities that are listed on the New York or American Stock Exchanges or the NASDAQ - National Market System which were issued by entities of which any Pledgor is an affiliate (as such term is defined in Rule 144 under the Securities Act) and which any Pledgor has held for less than two (2) years as determined under paragraph (d) of such rule, or which securities include restrictions including, but not limited to, black-out periods, lock-up agreements or other contractual agreements limiting the free transfer of the securities (it being understood that, with respect to shares of common stock of the Issuer (i) if the opening and/or closing price on the New York Stock Exchange (or if not then listed on the New York Stock Exchange, on such other national securities exchange or on the Nasdaq National Market on which such shares are then listed) is equal or less than U.S.$12.50 (as adjusted for any stock splits, recapitalizations or similar transactions), or (ii) if the Restricted Security Condition has not been satisfied, then, in each such case, such security shall be deemed an "Affiliate Security" for purposes of this definition).

         "Collateral" means: (1) the Accounts; (2) all Financial Assets now or hereafter credited to the Accounts or removed from the Accounts by the Collateral Agent and held in its own name; (3) all present and future Security Entitlements with respect to such Financial Assets; (4) all cash balances now or hereafter credited to the Accounts; (5) all replacement or successor Accounts;
(6) all books and records relating to any of the foregoing; (7) all proceeds of any of the foregoing, including dividends, stock dividends, stock splits, interest payments or other distributions of cash or other property; and (8) any rights incidental to, or arising out of, the ownership of any of the foregoing, such as voting, conversion, put, call and registration rights and rights of recovery for violations of applicable securities laws.

         "Eligible Investments" means: (1) securities that are listed on the New York or American Stock Exchanges or the NASDAQ - National Market System or, with the express written consent of the Collateral Agent, any market-recognized international exchange comparable to NASDAQ - National Market System, the New York Stock Exchange or the American Stock Exchange, and are not Affiliate Securities; (2) marketable direct obligations issued or unconditionally guaranteed by the United States Government (or by an agency thereof) and backed by the full faith and credit of the United States and/or an agency thereof; (3) bonds issued by any sovereign government, province, state, municipality or other government or instrumentality thereof and rated by Moody's Investor Services, Inc. ("Moody's") as A or above; (4) corporate bonds quoted on a recognized bond exchange and rated by Moody's as A or above; or (5) certificates of deposit, bankers acceptances and similar money market instruments denominated in dollars and issued by banks having the highest credit rating given by Moody's.

         "Entitlement Order" means an "entitlement order" as defined in the UCC.

         "Event of Default" is defined in Section 5(a) of this Agreement.

         "Fair Market Value" means (i) with respect to any marketable security, the average of the closing prices thereof on all securities exchanges (whether domestic or foreign) on which such security may be listed on the date of valuation, and (ii) in the case of any other property or interest in property, the "Fair Market Value" shall be the fair value thereof as determined by the Collateral Agent in its reasonable discretion.

         "Financial Asset" means "financial asset" as defined in the UCC.

         "Obligations" means "Guaranteed Obligations" as defined pursuant to the Guaranty.

         "Securities Accounts" means "securities accounts" as defined in the UCC.

         "Security Entitlement" means "security entitlement" as defined in the UCC.

         "UCC" means the Uniform Commercial Code now or hereafter in effect in the State of New York.

                  (b) Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The word "or" is disjunctive but not exclusive. "Includes" and "including" are not limiting. The captions appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

         2.       SECURITY INTEREST.

                  (a) GRANT OF SECURITY INTEREST. To secure the payment and performance in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent (for the ratable benefit of the Lenders) a security interest in such Pledgor's right, title and interest in the Collateral, whether now owned or hereafter acquired by such Pledgor, wherever located, whether now or hereafter existing or arising.

                  (b) OTHER AGREEMENTS. Simultaneously with the execution and delivery of this Agreement, the Pledgors, the Collateral Agent and the Intermediary have executed and delivered a Control Agreement for the purpose of perfecting the Collateral Agent's (for the ratable benefit of the Lenders) security interest created hereunder.

                  (c) VOTING AND TRADING RIGHTS. If no Event of Default has occurred or is continuing, each Pledgor may make trades in the Accounts and exercise any voting or consensual rights that such Pledgor may have as to any of the Collateral for any purpose which is not inconsistent with this Agreement. If an Event of Default has occurred, then each Pledgor shall cease making trades in the Accounts and shall instruct the Intermediary in writing, with a copy to the Collateral Agent, to cease making trades on the Pledgors' behalf on the Accounts. In addition, the Collateral Agent may exercise all voting or consensual rights as to any of the Collateral, and the Pledgors shall deliver to the Collateral Agent all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by the Pledgors from the issuers of any of the Collateral promptly upon receipt thereof and shall at the request of the Collateral Agent execute and deliver to the Collateral Agent any proxies or other instruments which are, in the judgment of the Collateral Agent, necessary for the Collateral Agent to validly exercise such voting and consensual rights.

                  (d) DUTY OF THE COLLATERAL AGENT. If the Collateral Agent takes possession of any of the Collateral, the duty of the Collateral Agent with respect to the Collateral shall be solely to use reasonable care in the physical custody thereof, and the Collateral Agent shall not be under any obligation to take any action with respect to any Collateral or to preserve rights against prior parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Collateral Agent (for the ratable benefit of the Lenders) in the Collateral and do not impose any duty upon it to exercise any of such powers. The Pledgors are not looking to the Collateral Agent to provide the Pledgors with investment advice. The Collateral Agent shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral. The Collateral Agent shall have no duty to preserve the value of any of the Collateral.

                  (e) SUBSEQUENT CHANGES AFFECTING COLLATERAL. Each Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations and shareholder meetings), and each Pledgor agrees that the Collateral Agent has no responsibility to inform it of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of the Collateral Agent or its agents or nominees.

                  (f) RETURN OF COLLATERAL. The security interest granted to the Collateral Agent (for the ratable benefit of the Lenders) hereunder shall not terminate and the Collateral Agent shall not be required to return the Collateral to the Pledgors or to terminate the Collateral Agent's (for the ratable benefit of the Lenders) security interest therein unless and until: (a) the Obligations have been fully paid or performed; (b) the obligations of all parties to the Loan Documents have been fully paid or performed; and (c) each Pledgor has reimbursed the Collateral Agent for any expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in public offices under applicable laws.

                  (g) TAX REPORTING. All items of income, gain, expense and loss recognized in the Accounts shall be reported to the appropriate tax authorities under the name and taxpayer identification number of the Pledgors.

         3. REPRESENTATIONS AND WARRANTIES. Each Pledgor hereby represents and warrants to the Lenders as follows:

                  (a) ENFORCEABILITY. This Agreement and the Control Agreement have been duly executed and delivered by each Pledgor, constitute valid and legally binding obligations and are enforceable in accordance with their respective terms against each Pledgor.

                  (b) NO CONFLICT. The execution, delivery and performance of this Agreement, and the Control Agreement and the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to any Pledgor;
(b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to any Pledgor; (c) violate or result in the breach of any material agreement to which any Pledgor is a party or by which any of the Pledgors' properties, including the Collateral, is bound; nor (d) violate any restriction on the transfer of any of the Collateral.

                  (c) CONSENT. No consent, approval, license, permit or other authorization of any third party (other than the Intermediary and JMD Protector, Inc.) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement and the Control Agreement, the creation and perfection of the Collateral Agent's (for the ratable benefit of the Lenders) security interest in the Collateral or the valid and lawful exercise by the Collateral Agent of remedies available to it under this Agreement and the Control Agreement or applicable law or of the voting and other rights granted to it in this Agreement or the Control Agreement except as may be required for the offer or sale of those items of Collateral which are securities under applicable securities laws.

                  (d) ACCOUNTS. The Accounts, the Security Entitlements carried in the Accounts, and other sums credited to the Accounts are the valid and legally binding obligations of the Intermediary, the Financial Assets or sums credited thereto are valid and genuine, and each Pledgor has provided the Collateral Agent with a complete and accurate statement of the Financial Assets, the Security Entitlements and the money credited to the Accounts as of the date hereof.

                  (e) SECURITY INTEREST. Each Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances and adverse claims (other than the Collateral Agent's (for the ratable benefit of the Lenders) security interest), has the unrestricted right to grant the security interest provided for herein to the Collateral Agent (for the ratable benefit of the Lenders) and has granted to the Collateral Agent (for the ratable benefit of the Lenders) a valid and perfected first priority security interest in the Collateral free of all other liens, encumbrances, transfer restrictions and adverse claims.


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

                  (f) INFORMATION. None of the information, documents, or financial statements which have been furnished by the Pledgors' or the Pledgors' representatives to the Lenders or any of their representatives in connection with the transactions contemplated by this Agreement or the other Loan Documents contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading.

                  (g) NAME AND ADDRESS. Each Pledgor's full legal name is correctly set forth on the signature page(s) hereof, and each Pledgor's mailing address, registered number and jurisdiction of organization is identified on Schedule B hereto. Each Pledgor is a "registered organization" (as such term is defined in the UCC) under the law of the jurisdiction of its organization, or if such Pledgor is not a "registered organization", its place of business or, if it has more than one place of business, its chief executive office is identified on Schedule B hereto. The law chosen to govern the creation of each Trust is identified on Schedule B hereto, and under such law the applicable Trust does not have the status of a separate legal entity.

                  (h) THE SHARES. Assuming that (i) the Restricted Security Condition has been satisfied and (ii) neither the Collateral Agent nor any Lender is as of, or was at any time during the three (3) month period prior to, the time of sale described below an "affiliate" (as such term is defined in Rule 144(a) under the Securities Act) of the Issuer, upon transfer of the shares of common stock of the Issuer (which constitute a portion of the Pledged Assets) to the Collateral Agent upon an Event of Default (as such term is defined in Section 5(a) hereof), such securities will be unrestricted and freely transferable pursuant to Rule 144(k) under the Securities Act. Further, such securities are not subject to any contractual restrictions on transfer, including without limitation, lock-up agreements, trading policies or blackout periods.

         4. COVENANTS. Until all the Obligations have been fully paid and performed, each Pledgor hereby agrees that, unless the Collateral Agent otherwise consents in writing:

                  (a) DEFEND TITLE. Each Pledgor shall defend its title to the Collateral and the security interest of the Collateral Agent (for the ratable benefit of the Lenders) therein against the claims of any person claiming rights in the Collateral against or through such Pledgor and maintain and preserve such security interest.

                  (b)      NO TRANSFERS OR WITHDRAWALS; COLLATERAL VALUE
MAINTENANCE.

                           (i)      The Pledgors shall neither withdraw any
money or property from the Accounts if an Event of Default (as such term is defined in Section 5(a) hereof) shall have occurred or is continuing under the Credit Agreement nor sell nor offer to sell nor otherwise transfer nor encumber any portion of the Collateral.

                           (ii)     If at any time after the initial Borrowing
under the Credit Agreement seventy percent (70%) of the Line Debt is equal to or greater than an amount equal to fifty percent (50%) of the Fair Market Value of the Pledged Assets (excluding Pledged Cash) (the "PLEDGED ASSET MINIMUM"), then the Pledgors shall (x) within twenty four (24) hours if the difference between the Pledged Asset Minimum and the Fair Market Value of the Pledged Assets (excluding Pledged Cash) is greater than or equal to five percent (5%) of the Pledged Asset Minimum or (y) within three (3) Business Days if the difference between the Pledged Asset

Minimum and the Fair Market Value of the Pledged Assets (excluding Pledged Cash) is less than five percent (5%) of the Pledged Asset Minimum, pledge (or cause to be pledged) to the Collateral Agent (for the ratable benefit of the Lenders), Additional Collateral that consists solely of Eligible Investments, the Fair Market Value of which (excluding Pledged Cash), when added to the amount of the Fair Market Value of the Pledged Assets (excluding Pledged Cash) immediately prior to such pledge, and after giving effect to any pay down of the Line Debt shall cause seventy percent (70%) of the Line Debt to be equal to or less than fifty percent (50%) of the Fair Market Value of the Pledged Assets (excluding Pledged Cash). At the time of the initial Borrowing under the Credit Agreement, the Intermediary shall hold as Collateral on behalf of the Collateral Agent (for the ratable benefit of the Lenders) eight (8) million shares of the Issuer. This provision shall not prohibit the Pledgors from making trades in the Accounts before the occurrence of an Event of Default (as such term in defined in Section 5(a) hereof) provided that the proceeds of the trades shall remain in the Accounts. The Collateral Agent agrees to give any consent required by the Intermediary to effect a withdrawal permitted by Section 2.3.1 of the Control Agreement.

                           (iii)    If at any time the opening and/or closing
price of shares of common stock of the Issuer on the New York Stock Exchange (or if not then listed on the New York Stock Exchange, on such other national securities exchange or on the Nasdaq National Market on which such shares are then listed) is equal to or less than U.S.$12.50 (as adjusted for any stock splits, recapitalizations or similar transactions), the Pledgors shall immediately pledge (or cause to be pledged) to the Collateral Agent (subject to its approval), for the ratable benefit of the Lenders, Additional Collateral in the form of Eligible Investments in an amount that satisfies the requirements of clause (ii) above.

                  (c) PERMITTED INVESTMENTS. Each Pledgor shall permit the Accounts to contain only cash, cash equivalents and Eligible Investments.

                  (d) CONTROL AND CUSTOMER AGREEMENTS. The Pledgors shall neither attempt to modify nor attempt to terminate the Control Agreement or the customer agreement with the Intermediary under which the Accounts were established.

                  (e)      FURTHER ASSURANCES.

                           (1)      At each Pledgor's expense, each Pledgor
shall do such further acts and execute and deliver such additional agreements, conveyances, certificates, instruments, legal opinions and other assurances as the Collateral Agent may at any time request or require to perfect, protect, assure or enforce the interests, rights and remedies of the Collateral Agent (for the ratable benefit of the Lenders) under this Agreement. Each Pledgor shall execute and deliver to the Collateral Agent and file with the appropriate governmental offices one or more UCC financing statements describing the Collateral, or amendments or continuations thereof whenever necessary to continue the perfection of the Collateral Agent's (for the ratable benefit of the Lenders) security interest hereunder and whenever requested by the Collateral Agent.

                           (2)      Each Pledgor shall promptly deliver any
certificate or instrument constituting or representing any of the Collateral such Pledgor may obtain possession of from


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

time to time to the Intermediary for credit to the Accounts, duly endorsed in blank without restriction.

                           (3)      Each Pledgor shall promptly deliver to the
Intermediary any endorsements or instruments which may be necessary or convenient to transfer any Financial Assets held by the Intermediary, which are registered in the name of, payable to the order of, or specially endorsed to such Pledgor, to the Intermediary or its securities intermediary or to one of their respective nominees.

                  (f) CHANGE OF NAME OR ADDRESS. Each Pledgor shall notify the Collateral Agent at least thirty (30) days before (a) such Pledgor changes its name, mailing address, registered number, jurisdiction or type of organization, place of business or chief executive office (whether by merger, consolidation, conversion or otherwise), (b) such Pledgor resigns or is succeeded as a trustee of any Trust, (c) any additional trustees are appointed for any Trust (including in such notice the legal name, mailing address, jurisdiction of organization, place of business and chief executive office (to the extent applicable)) of such trustee or (d) any Trust of which such Pledgor is a trustee changes its jurisdiction of organization.

                  (g) ACCOUNT STATEMENTS. Each Pledgor shall cause the Intermediary to send to the Collateral Agent a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Accounts that the Intermediary sends to the appropriate Pledgor. All information furnished by each Pledgor concerning the Collateral or otherwise in connection with this Agreement, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

                  (h) CHANGES IN COLLATERAL. Each Pledgor shall advise the Collateral Agent promptly, completely, accurately, in writing and in reasonable detail: (a) of any material encumbrance upon or claim asserted against any of the Collateral; and (b) of the occurrence of any event, other than changes in general market conditions adequately reported in the general news media, that would have a material adverse effect upon the aggregate value of the Collateral or upon the Collateral Agent's (for the ratable benefit of the Lenders) security interest.

         5.       THE COLLATERAL AGENT'S RIGHTS AND REMEDIES.

                  (a) EVENTS OF DEFAULT. "Event of Default" means any one or more of the following:

                           (1)      The occurrence of any "Event of Default" as
defined in any of the Loan Documents or the occurrence of any other event which would entitle the Lenders to declare any portion of the Obligations forthwith due and payable; or

                           (2)      The Pledgors' failure to pay or perform, as
the case may be, any of the Obligations when the same become due; or

                           (3)      The Pledgors' or the Intermediary's failure
to pay or perform any obligation or any covenant contained in this Agreement or the Control Agreement; or


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

                           (4)      If any representation or warranty made by a
Pledgor or the Intermediary in this Agreement or the Control Agreement or otherwise contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

                  (b)      REMEDIES.

                           (1)      If any Event of Default has occurred, then
the Collateral Agent shall have the rights and remedies of a secured party under Articles 8 and 9 of the UCC. Without limiting the foregoing, the Collateral Agent may, in its discretion: (a) deliver a notice of exclusive control under the Control Agreement to the Intermediary; (b) cause the Accounts to be reregistered in its sole name or transfer the Accounts to another broker/dealer in its sole name; (c) remove any Collateral from the Accounts and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees; (d) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; (e) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral; and (f) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments.

                           (2)      If the UCC requires notice of the time and
place of any public sale of the Collateral or the time after which any private sale or other intended disposition, each Pledgor acknowledges that five (5) days' advance notice thereof will be a reasonable notice. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of whether a notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (3)      The Collateral Agent may purchase any part
of the Collateral, and may apply any part of the Obligations in payment of any part of the purchase price thereof (pro rata among the Lenders). If the Collateral Agent sells any Collateral on credit or for future delivery, the Collateral Agent need not retain it until the purchase price is paid, and the Collateral Agent shall incur no liability if the purchaser fails to take up or pay for such Collateral. In case of any such failure, the Collateral Agent may sell such Collateral again.

                           (4)      Any cash held by the Collateral Agent as
Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to ss. 6 below) in whole or in part against, all or any part of the Obligations (pro rata among the Lenders). Each Pledgor shall be liable for any deficiency and shall be entitled to any surplus.

                           (5)      Each Pledgor shall execute and deliver to
the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, each Pledgor shall prepare or cooperate fully in the preparation of and cause


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

to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

                  (c) APPOINTMENT OF SUNTRUST BANK, AS AGENT. Each Pledgor hereby appoints and constitutes SunTrust Bank, its successors and assigns, as such Pledgor's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that it considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of such Pledgor, to endorse and deliver in the name of and on behalf of such Pledgor's securities certificates and execute and deliver in the name of and on behalf of such Pledgor's instructions to the issuers of uncertified securities, and to execute and file in the name of and on behalf of such Pledgor financing statements in such jurisdictions as it may require and any forms required by the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the death, disability or bankruptcy of such Pledgor nor by the lapse of time. If any Pledgor fails to perform any act required by this Agreement, the Collateral Agent may perform such act in the name of and on behalf of such Pledgor and at such Pledgor's expense. Each Pledgor hereby consents and agrees that securities intermediaries, issuers of or obligors of the Collateral, or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of the Collateral Agent to effect any transfer pursuant to this Agreement and the authority granted to the Collateral Agent herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgors, or any other person, to any of such intermediaries, issuers, obligors, registrars, transfer agents, or trustees.

                  (d) IMPACT OF REGULATIONS. The Pledgors acknowledge that compliance with the Securities Act and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of the Collateral Agent to sell or otherwise dispose of securities included in the Collateral. Therefore, each Pledgor hereby authorizes the Collateral Agent to sell any securities included in the Collateral in such manner and to such persons as the Collateral Agent may reasonably deem necessary or advisable in order that such sale may reasonably be affected without registration or qualification under any applicable securities laws. Each Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and each Pledgor shall not attempt to hold the Collateral Agent responsible for selling any of the Collateral at an inadequate price even if the Collateral Agent accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If the Collateral Agent shall sell any securities included in the Collateral at such sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Each Pledgor hereby assigns to the Collateral Agent any registration rights or similar rights such Pledgor may have from time to time with respect to any of the Collateral.

         6. EXPENSES. Each Pledgor shall forthwith upon demand pay to the Collateral Agent:

                  (a) the amount of any taxes which the Collateral Agent may have been required to pay by reason of holding the Collateral or to free any of the Collateral from any lien encumbrance or adverse claim thereon; and

                  (b) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment bankers, appraisers or other experts, that the Collateral Agent may incur in connection with: (a) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Collateral Agent's (for the ratable benefit of the Lenders) security interest therein; (b) the collection, sale or other disposition of any of the Collateral; (c) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder, including the Collateral Agent's performance of any obligation of each Pledgor hereunder (without waiving any default); (d) the Collateral Agent discharging any taxes, liens, security interests or other encumbrances on the Collateral; or (e) any action or proceeding to enforce any rights under this Agreement or in pursuit of any non-judicial remedy hereunder including the sale of the Collateral; and

                  (c) interest on the foregoing amounts until paid (computed on the basis of the number of days elapsed over a year of 360 days) at the highest rate allowed by law.

         7. INDEMNITY. Each Pledgor shall indemnify the Collateral Agent and its directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the fees and disbursements of its legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct or gross negligence of the indemnified parties.

         8. LIMITATION ON PLEDGORS' LIABILITY. For the avoidance of doubt, and notwithstanding anything else to the contrary herein, the Pledgors shall only be liable to satisfy the obligations that each may owe pursuant to or in connection with the terms of this Agreement to the extent of the assets held by the Pledgors as trustee of their respective Trusts from time to time. For the avoidance of doubt and without prejudice to the generality of the foregoing: (i) no recourse shall be had to any of the assets of the Pledgors held as trustee, co-trustee or nominee of a trust other than their respective Trusts as identified in the signature page to this Agreement, as owner in its own capacity or in any way other than as trustee or nominee of their respective Trusts; and
(ii) no recourse shall be had to any property required by the Pledgors to meet expenses reasonably incurred (or to be incurred) in connection with the trusteeship of their respective Trusts as identified in the signature page to this Agreement.

         9.       MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, and demands shall be in writing and shall be given to or made upon the respective parties hereto at their addresses set forth on Exhibit B hereto, or to such other address as either party shall designate for itself in writing to the other party.

                  (b) NO WAIVER BY THE COLLATERAL AGENT: NO ORAL MODIFICATIONS. Notwithstanding any course of dealing between the parties, neither failure nor delay on the part of any of the Collateral Agent to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No notice to or demand upon a Pledgor shall be deemed to be a waiver of the obligation of such Pledgor or of the right of any Lender to take further action without notice or demand. Notwithstanding any course of dealing between the parties, no amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent.

                  (c) JOINT AND SEVERAL LIABILITY. The obligations of each Pledgor hereunder shall be joint and several.

                  (d) BENEFIT OF AGREEMENT. This Agreement shall be binding upon each Pledgor, its successors and assigns, and inure to the benefit of and be enforceable by the Collateral Agent (for the ratable benefit of the Lenders) their successors and assigns. No other person shall be entitled to claim any right or benefit hereunder, as third-party beneficiary or otherwise.

                  (e) SEVERABILITY. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (g) COMPLETE AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written and oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  (i)      CONSENT TO JURISDICTION: WAIVER OF VENUE OBJECTION:
SERVICE OF PROCESS. WITHOUT LIMITING THE RIGHT OF THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGORS OR AGAINST PROPERTY OF THE PLEDGORS ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN "ACTION") IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE

JURISDICTION OF ANY NEW YORK STATE COURT OR ANY FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, AND THE PLEDGORS HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH SUCH PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. EACH PLEDGOR HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO AFO, LLC, P.O. BOX 11-1605, MIAMI, FLORIDA 33111-1605,
ATTENTION: RICHARD SKOR. SUCH SERVICE WILL BE COMPLETE ON THE THIRD BUSINESS DAY AFTER THE DATE SUCH PROCESS IS DELIVERED OR DELIVERY IS REFUSED, AND THE BORROWER WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE PLEDGORS MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE PLEDGORS' TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

                  (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PLEDGORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE AND DISCLAIM ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (k)      JUDGMENT CURRENCY.

                           (i)      If for the purpose of obtaining judgment in
any court it is necessary to convert a sum due hereunder in Dollars into another currency, the Pledgors agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders could purchase Dollars with such other currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

                           (ii)     The obligation of each Pledgor in respect of
any sum due from it to the Lenders hereunder shall, notwithstanding any payment in any other currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that on the Business Day following receipt by the Lenders of any sum adjudged to be so due in such other currency the Lenders may in accordance with normal banking procedures purchase Dollars with such other currency, after any premium and costs of exchange. If the Dollars so purchased are less than the sum originally due to the Lenders in Dollars, each Pledgor agrees, as a separate and independent obligation and notwithstanding any such payment, to indemnify the Lenders against such loss.

                  (l) WAIVER OF SOVEREIGN IMMUNITY. To the extent that the Pledgors now have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment, both before and after judgment, execution or otherwise) with respect to the Pledgors or their properties, each Pledgor hereby irrevocably waives such immunity in respect of its obligations hereunder and agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.


            [REMAINDER OF THE PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.


                                    THE TRUSTEES OF THE TED ARISON
                                    1994 IRREVOCABLE TRUST FOR SHARI
                                    NO. 1, UNDER TRUST AGREEMENT DATED
                                    SEPTEMBER 27, 1994, AS AMENDED ON AUGUST 21,
                                    2003

                                    By: JMD Delaware, Inc., not individually
                                        but solely as Co-Trustee

                                        By: /s/ Eric Goodison
                                            -----------------------------------
                                        Name:   Eric Goodison
                                            -----------------------------------
                                        Title:  Vice President
                                            -----------------------------------

                                    By: JJO Delaware, Inc., not individually but
                                        solely as Co-Trustee

                                        By: /s/ John J. O'Neil
                                            -----------------------------------
                                        Name:   John J. O'Neil
                                            -----------------------------------
                                        Title:  President
                                            -----------------------------------

                                    By: Cititrust (Jersey) Limited, not
                                        individually but solely as Co-Trustee

                                        By: /s/ Rob Vincent
                                            -----------------------------------
                                        Name:   Rob Vincent
                                            -----------------------------------
                                        Title:  Authorized signatory
                                            -----------------------------------


                                    THE TRUSTEES OF THE TED ARISON
                                    1992 IRREVOCABLE TRUST FOR LIN NO. 2,
                                    UNDER TRUST AGREEMENT DATED DECEMBER 14,
                                    1992, AS AMENDED ON AUGUST 21, 2003

                                    By: JMD Delaware, Inc., not individually but
                                        solely as Co-Trustee

                                        By: /s/ Eric Goodison
                                            -----------------------------------
                                        Name:   Eric Goodison
                                            -----------------------------------
                                        Title:  Vice President
                                            -----------------------------------

                                    By: JJO Delaware, Inc., not individually but
                                        solely as Co-Trustee

                                        By: /s/ John J. O'Neil
                                            -----------------------------------
                                        Name:   John J. O'Neil
                                            -----------------------------------
                                        Title:  President
                                            -----------------------------------


                                    By: Coutts (Jersey) Limited, not
                                        individually but solely as Co-Trustee

                                        By: /s/ James Nicholls
                                            -----------------------------------
                                        Name:   James Nicholls
                                            -----------------------------------
                                        Title:  Manager, Fiduciary Services
                                            -----------------------------------


                                        By: /s/ David William Michael Ballingall
                                            -----------------------------------
                                        Name:   David William Michael Ballingall
                                            -----------------------------------
                                        Title:  Director
                                            -----------------------------------

                                   SCHEDULE A
                                   ----------



                                Pledged Accounts


Securities Intermediary:  Northern Trust Bank, FSB
Account Number:  26-23758
Account Holder:  The Ted Arison 1994 Irrevocable Trust for Shari No. 1

Securities Intermediary:  Northern Trust Bank, FSB
Account Number:  26-23759
Account Holder:  The Ted Arison 1992 Irrevocable Trust for Lin No. 2

                                   SCHEDULE B
                                   ----------



                               Notice Information


CITITRUST (JERSEY) LIMITED
AS CO-TRUSTEE OF THE TED ARISON 1994
IRREVOCABLE TRUST FOR SHARI NO. 1
JURISDICTION OF ORGANIZATION: JERSEY
REGISTERED NUMBER: 29317
P.O. BOX 728
38 ESPLANADE
ST. HELIER, JERSEY JE4 8TL
CHANNEL ISLANDS
CONTACT: ROB VINCENT
E-MAIL:  rob.vincent@citigroup.com

JMD DELAWARE, INC.
AS CO-TRUSTEE OF EACH OF THE TED ARISON
1992 IRREVOCABLE TRUST FOR LIN NO. 2 AND THE
TED ARISON 1994 IRREVOCABLE TRUST FOR SHARI NO. 1
JURISDICTION OF ORGANIZATION: DELAWARE
REGISTERED NUMBER: 2435858
C/O MORRIS, NICHOLS, ARSHT & TUNNELL
CHASE MANHATTAN CENTRE
1201 N. MARKET STREET
WILMINGTON, DELAWARE  19801
ATTENTION: STANFORD L. STEVENSON, III
E-MAIL:  sstevenson@mnat.com

JJO DELAWARE, INC.
AS CO-TRUSTEE OF EACH OF THE TED ARISON
1992 IRREVOCABLE TRUST FOR LIN NO. 2 AND THE
TED ARISON 1994 IRREVOCABLE TRUST FOR SHARI NO. 1
JURISDICTION OF ORGANIZATION: DELAWARE
REGISTERED NUMBER: 3692948
C/O MORRIS, NICHOLS, ARSHT & TUNNELL
CHASE MANHATTAN CENTRE
1201 N. MARKET STREET
WILMINGTON, DELAWARE  19801
ATTENTION: STANFORD L. STEVENSON, III
E-MAIL:  sstevenson@mnat.com

COUTTS (JERSEY) LIMITED
AS CO-TRUSTEE OF THE TED ARISON 1992
IRREVOCABLE TRUST FOR LIN NO. 2
P.O. BOX 6
JURISDICTION OF ORGANIZATION: JERSEY
REGISTERED NUMBER: 3967
23-25 BROAD STREET
ST. HELIER, JERSEY JE4 8ND
CHANNEL ISLANDS
CONTACT:  MARK BOUTELOUP
E-MAIL:  markbouteloup@rbsint.com

SUNTRUST BANK, AS COLLATERAL AGENT
CORPORATE & INVESTMENT BANKING
MAIL CODE FL-TAMPA-4182
401 EAST JACKSON STREET, 18TH FLOOR
TAMPA, FLORIDA 33602
CONTACT: DONALD CAMPISANO